Exhibit 99
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
Telephone:  (212) 446-4800
Facsimile:  (212) 446-4900
Richard M. Cieri (RC-6062)
Jonathan S. Henes (JH-1979)

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------------------------------- In re SOLUTIA INC., et al., Debtors. -------------------------------------------------------------	x : : : : : : : x	Chapter 11 Case No. 03-17949 (PCB) (Jointly Administered)

THIS MONTHLY OPERATING STATEMENT APPLIES TO:
X	All Debtors	Axio Research Corporation
	Solutia Inc.	Solutia Investments, LLC
	Solutia Business Enterprises, Inc.	Beamer Road Management Company
	Solutia Systems, Inc.	Monchem, Inc.
	Solutia Overseas, Inc.	Solutia Inter-America, Inc.
	CPFilms Inc.	Solutia International Holding, LLC
	Solutia Management Company, Inc.	Solutia Taiwan, Inc.
	Monchem International, Inc.	Solutia Greater China, Inc.

MONTHLY OPERATING STATEMENT FOR THE

MONTH OF SEPTEMBER 2007 (1)

(1)                   The information contained in the Debtors' monthly operating report (the "MOR") is unaudited and is limited to the time period indicated and is presented in a format prescribed by the bankruptcy court. The MOR does not purport to represent financial statements prepared in accordance with GAAP nor is it intended to fully reconcile to the financial statements filed by Solutia Inc. with the Securities and Exchange Commission. Additionally, while every effort has been made to assure its accuracy and completeness, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend their MOR as necessary.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------------- In re SOLUTIA INC., et al., Debtors. ----------------------------------------------------------	x : : : : : : : x	Chapter 11 Case No. 03-17949 (PCB) (Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE
MONTH OF SEPTEMBER 2007

DEBTORS' ADDRESS:	575 Maryville Centre Dr. St. Louis, MO 63141

DEBTORS' ATTORNEY:	KIRKLAND & ELLIS LLP Richard M. Cieri (RC-6062) Jonathan S. Henes (JH-1979) Citigroup Center 153 East 53rd Street New York, New York 10022-4675

CURRENT MONTH NET LOSS ($M):	$ 131

REPORT PREPARER:	Timothy J. Spihlman

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTORS

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs verifies, under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE:	October 31, 2007	/s/ Timothy J. Spihlman Timothy J. Spihlman Vice President and Controller

Indicate if this is an amended statement by checking here:  _______

 Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Monthly Disbursements by Debtor
For the Month of September 2007

Solutia Inc.	$220,728,325.89
Solutia Business Enterprises, Inc. *	$--
Solutia Systems, Inc. *	$--
Solutia Overseas, Inc. *	$--
CPFilms Inc.	$7,420,894.21
Solutia Management Company, Inc. *	$--
Monchem International, Inc. *	$--
Axio Research Corporation *	$--
Solutia Investments, LLC *	$--
Beamer Road Management Company *	$--
Monchem, Inc. *	$--
Solutia Inter-America, Inc.	$67,068.20
Solutia International Holding, LLC *	$--
Solutia Taiwan, Inc.	$14,131.01
Solutia Greater China, Inc. *	$--

* These non-operating debtors had no constructive disbursements made on their behalf.

Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Statement on Insurance
For the Month of September 2007

All insurance policy premiums due, including those for workers compensation and disability insurance, have been paid and all the policies remain in effect.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Operations (Unaudited)
(Dollars in millions)

	Month Ended September 30, 2007	Nine Months Ended September 30, 2007
Total Net Sales	$322	$2,574
Total Cost Of Goods Sold	260	2,187
Gross Profit	62	387

Total MAT Expense	28	212
Amortization Expense	-	1
Operating Income	34	174

Equity Earnings from Affiliates	-	12
Interest Expense	(10)	(93)
Other Income, net	1	32
Loss on Debt Modification	-	(7)

Reorganization Items:
Professional fees	(6)	(50)
Provision for rejected executory contracts	-	-
Employee severance and retention costs	-	(4)
Adjustment to allowed claim amounts	(139)	(134)
Settlements of pre-petition claims	-	3
Other	-	-
	(145)	(185)

Loss from Continuing Operations Before Taxes	(120)	(67)
Income tax expense	5	25
Loss from Continuing Operations	(125)	(92)
Income from discontinued operations, net of tax	-	29
Net Loss	$(125)	$(63)

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Financial Position (Unaudited)
As of September 30, 2007

ASSETS	(Dollars in millions)
Cash	$220
Trade Receivables, net	442
Inventories	417
Other Current Assets	189
Assets of Discontinued Operations	9
Total Current Assets	1,277
Property, Plant and Equipment, net	1,026
Investments in Affiliates	1
Intangible Assets, net	197
Other Assets	137
Total Assets	$2,638

LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts Payable	$305
Short-Term Debt, including current portion of long-term debt	963
Other Current Liabilities	294
Liabilities of Discontinued Operations	8
Total Current Liabilities	1,570
Long-Term Debt	365
Other Long-Term Liabilities	308
Total Liabilities not Subject to Compromise	2,243
Liabilities Subject to Compromise	1,844
Shareholders' Deficit	(1,449)
Total Liabilities & Shareholders' Deficit	$2,638

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Group*
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)
Operating Activities:	Month Ended September 30, 2007	Nine Months Ended September 30, 2007
Net loss	$(125)	$(63)
Income from Discontinued Operations, net of tax	-	(29)
Depreciation and amortization	11	84
Restructuring expenses and other unusual items	(17)	(24)
Gain on sale of assets	-	(10)
Changes in assets and liabilities:
Trade receivables	-	(65)
Inventories	(9)	(47)
Accounts payable	24	54
Liabilities subject to compromise:
Pension plan liabilities	(21)	(89)
Other postretirement benefits liabilities	(3)	(27)
Other liabilities subject to compromise	135	125
Other assets and liabilities	28	79
Net Cash Provided (Used) before Reorganization Items-Continuing Operations	23	(12)
Net Cash Provided before Reorganization Items-Discontinued Operations	1	4
Net Cash Provided (Used) before Reorganization Items	24	(8)

Operating Cash Flows - Reorganization Items:
Professional services fees	(6)	(53)
Employee severance and retention payments	-	(1)
Other	(1)	(4)
Net Cash Used in Reorganization Items	(7)	(58)
Net Cash Provided by (Used in) Operating Activities	17	(66)

Investing Activities:
Property, plant and equipment purchases	(14)	(103)
Acquisition and investment payments	(1)	(120)
Restricted cash	-	4
Investment proceeds and property disposals	-	18
Net Cash Used in Investing Activities -Continuing Operations	(15)	(201)
Net Cash Provided by Investing Activities - Discontinued Operations	-	54
Net Cash Used in Investing Activities	(15)	(147)

Financing Activities:
Net change in multi-currency lines of credit	3	25
Proceeds from short-term debt obligations	-	325
Reductions in short-term debt obligations	-	(53)
Proceeds from long-term debt obligations	-	75
Net change in revolving credit facility	(7)	(78)
Debt issuance costs	-	(7)
Deferred debt issuance costs	(2)	(4)
Net Cash Provided by (Used in) Financing Activities	(6)	283

Net Increase (Decrease) in Cash and Cash Equivalents	(4)	70
Cash and Cash Equivalents, Beginning of Period	224	150
Cash and Cash Equivalents, End of Period	$220	$220

See Accompanying Notes to Consolidated Financial Statements.
* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Consolidated Statement of Operations (Unaudited)
(Dollars in millions)

	Month Ended September 30, 2007	Nine Months Ended September 30, 2007
Total Net Sales	$222	$1,959
Total Cost Of Goods Sold	186	1,744
Gross Profit	36	215

Total MAT Expense	19	148
Operating Income	17	67

Equity Earnings from Affiliates	-	13
Interest Expense, net	(9)	(80)
Other Income, net	7	61
Loss on Debt Modification	-	(7)

Reorganization Items:
Professional fees	(6)	(49)
Provision for rejected executory contracts	-	-
Employee severance and retention costs	-	(4)
Adjustment to allowed claim amounts	(139)	(134)
Settlements of pre-petition claims	-	2
Other	-	-
	(145)	(185)

Loss from Continuing Operations Before Taxes	(130)	(131)
Income tax expense	1	5
Loss from Continuing Operations	(131)	(136)
Income from discontinued operations, net of tax	-	25
Net Loss	$(131)	$(111)

See Accompanying Notes to Consolidated Financial Statements.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Consolidated Statement of Financial Position (Unaudited)
As of September 30, 2007

ASSETS	(Dollars in millions)
Cash	$53
Trade Receivables, net	183
Account Receivables-Unconsolidated Subsidiaries	82
Inventories	180
Other Current Assets	79
Assets of Discontinued Operations	7
Total Current Assets	584
Property, Plant and Equipment, net	649
Investments in Subsidaries and Affiliates	687
Intangible Assets, net	100
Other Assets	57
Total Assets	$2,077

LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts Payable	$237
Short-Term Debt, including current portion of long-term debt	922
Other Current Liabilities	163
Liabilities of Discontinued Operations	5
Total Current Liabilities	1,327
Long-Term Debt	19
Other Long-Term Liabilities	175
Total Liabilities not Subject to Compromise	1,521
Liabilities Subject to Compromise	1,962
Shareholders' Deficit	(1,406)
Total Liabilities & Shareholders' Deficit	$2,077

See Accompanying Notes to Consolidated Financial Statements.

Solutia Inc., et al.
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

 Notes To Consolidated Financial Statements

1. Nature of Operations and Bankruptcy Proceedings

Nature of Operations

Solutia Inc., together with its subsidiaries (referred to herein as “Solutia”, the “Solutia Group” or the “Company”), is a global manufacturer and marketer of a variety of high-performance chemical-based materials.  Solutia is a world leader in performance films for laminated safety glass and after-market applications; chemicals for the rubber industry; specialty products such as heat transfer fluids and aviation hydraulic fluids; and an integrated family of nylon products including high-performance polymers and fibers.

Prior to September 1, 1997, Solutia was a wholly-owned subsidiary of the former Monsanto Company (now known as Pharmacia Corporation, a wholly-owned subsidiary of Pfizer, Inc. (“Pharmacia”)).  On September 1, 1997, Pharmacia distributed all of the outstanding shares of common stock of Solutia as a dividend to Pharmacia stockholders (the “Solutia Spinoff”).  As a result of the Solutia Spinoff, on September 1, 1997, Solutia became an independent publicly held company and its operations ceased to be owned by Pharmacia.  A net deficiency of assets of $113 million resulted from the Solutia Spinoff.

Proceedings Under Chapter 11 of the Bankruptcy Code

On December 17, 2003, Solutia Inc. and its 14 U.S. subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").  The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB).  Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.  The filing was made to restructure Solutia's balance sheet, to streamline operations and to reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern.  The filing also was made to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain post-retirement benefits (the "Legacy Liabilities") and liabilities under operating contracts, all of which were assumed at the time of the Solutia Spinoff.  These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs were an obstacle to Solutia's financial stability and success.

Under Chapter 11, Solutia is operating its businesses as a debtor-in-possession ("DIP") under court protection from creditors and claimants.  Since the Chapter 11 filing, orders sufficient to enable Solutia to conduct normal business activities, including the approval of Solutia's DIP financing, have been entered by the Bankruptcy Court.  While Solutia is subject to Chapter 11, all transactions not in the ordinary course of business require the prior approval of the Bankruptcy Court.  Under the U.S. Bankruptcy Code, Solutia had the exclusive right to propose a plan of reorganization for 120 days following the Chapter 11 filing date.  Upon Solutia's motion, the Bankruptcy Court has subsequently approved extensions of this exclusivity period.  On July 16, 2007, Solutia filed its most recent motion to extend its exclusivity until December 31, 2007.  On July 27, 2007, the Bankruptcy Court extended Solutia's exclusivity period to the date on which the Court enters an order determining Solutia's motion.

On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a DIP credit facility.  This DIP credit facility has subsequently been amended from time to time, with Bankruptcy Court approval.  The DIP credit facility, as amended, consists of: (a) a $975 million fully-drawn term loan; and (b) a $250 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility.

As a consequence of the Chapter 11 filing, pending litigation against Solutia is generally stayed, and no party may take any action to collect its pre-petition claims except pursuant to an order of the Bankruptcy Court.  November 30, 2004 was the last date by which holders of pre-petition date claims against the Debtors could file such claims.  Any holder of a claim that was required to file such claim by November 30, 2004, and did not do so, may be barred from asserting such claim against the Debtors and, accordingly, may not be able to participate in any distribution on account of such claim.  Differences between claim amounts identified by the Debtors and claims filed by claimants will be investigated and resolved in connection with the Debtors' claims resolution process, and only holders of claims that are ultimately allowed for purposes of the Chapter 11 case will be entitled to distributions.  Solutia has not yet fully completed its analysis of all the proofs of claim.  Since the settlement terms of allowed claims are subject to a confirmed plan of reorganization, the ultimate distribution with respect to allowed claims is not presently ascertainable.

On October 15, 2007, Solutia filed its Fifth Amended Joint Plan of Reorganization (the “Plan”) and the related Fifth Amended Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court.  The Disclosure Statement was approved by the Bankruptcy Court on October 19, 2007.  The Plan is based on a comprehensive settlement reached with all of the major constituents in Solutia’s bankruptcy case which includes the following parties: Monsanto, noteholders controlling at least $300 million in principal amount of the 2027/2037 notes, the Official Committee of General Unsecured Creditors, the Official Committee of Equity Security Holders and  the Ad Hoc Trade Committee.

    The Disclosure Statement contains a description of the events that led up to the Debtors’ bankruptcy filing, the actions the Debtors’ have taken to improve their financial situation while in bankruptcy, a current description of the Debtors’ businesses and a summary of the classification and treatment of allowed claims and equity interests under the Plan.  The Disclosure Statement has been sent to Solutia’s creditors and equity interest holders to solicit approval of the Plan.  Following the solicitation period, the court will hold a hearing on November 29, 2007 to determine whether or not to confirm the Plan.  In the event the Plan is approved, Solutia will thereafter emerge from Chapter 11.

Set forth below is a brief description of certain terms of the Plan.  These terms remain subject to change and are qualified in their entirety by reference to the Plan and Disclosure Statement.

Under the Plan, Solutia will emerge from bankruptcy as an independent publicly-held company (“reorganized Solutia”).  The Plan provides for a re-allocation of legacy liabilities between Monsanto and Solutia, and an underlying settlement with the Official Committee of Retirees, the terms of which are set forth in the Monsanto Settlement Agreement and the Retiree Settlement Agreement, which have been filed with the Bankruptcy Court.

The Plan contemplates the completion of two rights offerings to raise new equity capital: (1) $250 million of new common stock will be sold to the noteholders and general unsecured creditors (“Creditor Rights Offering”); and (2) $175 million or 17 percent of new common stock will be sold pursuant to another rights offering to holders of at least 11 shares of common stock (“Equity Rights Offering”).  The $250 million generated as a result of the Creditor Rights Offering will be used as follows: $175 million will be set aside in a Voluntary Employees’ Beneficiary Association (VEBA) Retiree Trust to fund the retiree welfare benefits for those pre-spin retirees who receive these benefits from Solutia; and $75  million will be used by Solutia to pay for other legacy liabilities being retained by the Company.  A group of Solutia’s creditors has committed to backstop the Creditor Rights Offering.  The $175 million generated as a result of the Equity Rights Offering will be paid to Monsanto in connection with the settlement of its claims.  Any portion of the 17 percent  of the new common stock that is not purchased by current equity holders will be distributed to Monsanto.

Under the Plan, current equity holders that own at least 175 shares of Solutia common stock will receive their pro rata share of 1 percent of the new common stock and current equity holders that own at least 11 shares of Solutia common stock will receive additional rights as described above.  Additionally, current equity security holders will have the following rights:  i) holders who own at least 24 shares of Solutia common stock will receive their pro rata share of five-year warrants to purchase 7.5 percent of the new common stock; and ii) holders who own at least a 107 shares of Solutia common stock will receive the right to participate in a buy out for cash of  general unsecured claims of less than $100 thousand but more than $2.5 thousand for an amount equal to 52.35 percent of the allowed amount of such claims, subject to election of each general unsecured creditor to sell their claim.

    Distributions provided creditors and equity holders are set forth in the Plan and Disclosure Statement which have been furnished to the Securities & Exchange Commission as exhibits to Form 8-K, dated October 22, 2007.

The Plan is subject to approval by the Bankruptcy Court in accordance with the U.S. Bankruptcy Code as well as various other conditions and contingencies, some of which are not within the control of Solutia.  Solutia cannot provide any assurance that any plan of reorganization ultimately confirmed by the Bankruptcy Court will be consistent with the terms of the Plan.  Although the Plan provides for Solutia’s emergence from bankruptcy as a going concern, there can be no assurance that the Plan, or any other plan of reorganization, will be confirmed by the Bankruptcy Court or that any such plan will be implemented successfully.

Basis of Consolidation

The consolidated financial statements of the Solutia Group include the accounts of Solutia Inc. and its majority-owned U.S. and non-U.S. subsidiaries. The non-U.S. subsidiaries did not commence Chapter 11 cases.  The consolidated financial statements of the Solutia Chapter 11 Debtors include the accounts of Solutia Inc. and its majority-owned U.S. subsidiaries, with investments in non-U.S. subsidiaries accounted for on the cost basis.  In each case, all significant intercompany transactions and balances have been eliminated in consolidation.  In accordance with Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, variable interest entities in which Solutia is the primary beneficiary are consolidated within the consolidated financial statements.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted for purposes of this Operating Report.  The consolidated statement of operations for any interim period is not necessarily indicative of the results that may be expected for a quarter, full year, or any future interim period.

Liquidity

At September 30, 2007, total liquidity for the Solutia Group was approximately $493 million, consisting of $220 million of cash, revolving credit facility availability of $91 million, and DIP facility availability of $182 million.  At September 30, 2007, total liquidity for the Solutia Chapter 11 Debtors was approximately $235 million, consisting of $53 million of cash and DIP facility availability of $182 million.

2. Significant Accounting Policies

The significant accounting policies are consistent with those listed in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2007.

3. Supplemental Information – Consolidated Statement of Operations and Cash Flows

Settlement of Key Constituent Claims

Calpine Settlement

In September 2007, Solutia resolved a significant disputed unsecured claim with Calpine Central, L.P. and Decatur Energy Center, LLC (collectively “Calpine”) allegedly caused by Solutia’s rejection, pursuant to Section 365 of the Bankruptcy Code, of 20-year agreements with Calpine to buy steam and lease electrical generating capacity from Calpine’s natural gas fueled co-generation plant built on land leased from Solutia at Solutia’s manufacturing facility in Decatur, Alabama.  Alleged damages of $502 million, asserted by Calpine, were waived by Calpine in exchange for an allowed general unsecured claim of $140 million in Solutia’s Chapter 11 case.  The settlement was approved by the Bankruptcy Court and the unsecured claim of $140 million was recorded as a charge to Reorganization items, net in the Consolidated Statement of Operations.

Corporate Headquarters Lease Settlement

In August 2007, Solutia resolved, with Bankruptcy Court approval, the debt obligation associated with the Company’s corporate headquarters building.  The creditors were provided a secured claim of $20 million, which was settled by the issuance of promissory notes, and $27 million of such settlement was allowed as a general unsecured claim.  The $20 million of promissory notes has been recorded as a debt obligation as of September 30, 2007 and the $27 million unsecured claim remained in Liabilities Subject to Compromise in the Consolidated Statement of Financial Position.  This settlement resulted in a $6 million gain and is recorded in Reorganization items, net in the Consolidated Statement of Operations.

Restructuring Expenses and Other Unusual Items

Month Ended September 30, 2007

Restructuring expenses and other unusual items included in the consolidated statement of operations and the consolidated statement of cash flows were $17 million for the month ended September 30, 2007.  These restructuring expenses and other unusual items consisted of (i) a gain of $22 million realized upon the termination of a customer contract and the immediate recognition of previously deferred revenue and (ii) $5 million of restructuring charges, primarily severance and retraining costs.

Nine Months Ended September 30, 2007

Restructuring expenses and other unusual items included in the consolidated statement of operations and the consolidated statement of cash flows were $24 million for the nine months ended September 30, 2007.  These restructuring expenses and other unusual items consisted of (i) a gain of $22 million realized upon the termination of a customer contract and the immediate recognition of previously deferred revenue, (ii) a settlement gain of $21 million, net of legal expenses, with FMC Corporation, (iii) a charge of $7 million associated with the January 2007 DIP amendment that resulted from the write-off of debt issuance costs and to record the DIP facility as modified at its fair value, (iv) $7 million of restructuring charges, primarily severance and retraining costs, (v) $3 million of charges resulting from the step-up in basis of Flexsys’ inventory in accordance with purchase accounting and (vi) $2 million of interest expense charges on claims recognized as allowed secured claims through settlements approved by the Bankruptcy Court.

Gain on Sale of Assets

The gain on sale of assets consisted of a gain of $7 million and $3 million associated with the sales of land at the manufacturing facilities in Alvin, Texas and Pensacola, Florida, respectively.

Acquisition – Rubber Chemicals Business

On May 1, 2007, Solutia purchased Akzo Nobel’s 50 percent interest in the Flexsys joint venture (“Flexsys”) simultaneous with Flexsys’ purchase of Akzo Nobel’s CRYSTEX® manufacturing operations in Japan for $25 million.  Under the terms of the purchase agreement, Solutia purchased Akzo Nobel’s interest in Flexsys for $213 million.  The purchase was settled by cash payment of $115 million plus the debt assumption by Solutia of Akzo Nobel’s pro-rata share of the projected Flexsys pension liability and the outstanding balance on the existing term and revolving credit facility.   Subsequent to the acquisition, Solutia reduced the projected pension liability via the payment of $27 million to the United Kingdom Defined Benefit Pension Plan, which was classified as cash used in operating activities in the Consolidated Statement of Cash Flows.

As a result of the acquisition of Akzo Nobel’s stake, Flexsys is now a 100 percent owned subsidiary of Solutia.

In conjunction with the acquisition, Solutia refinanced the existing Flexsys $200 million term and revolving credit facility with a new debt agreement comprised of a $75 million term loan and $150 million revolving credit facility.  The refinanced term and revolving credit facility has a term of five years and is secured by substantially all of the assets of Flexsys.

Furthermore, on July 13, 2007, Flexsys purchased certain assets of Chemetall GmbH’s (“Chemetall”) rubber chemicals business for $4 million, further enhancing Solutia’s leadership position in the rubber chemicals marketplace.

Discontinued Operations – Water Treatment Phosphonates Business

On May 31, 2007, Solutia sold DEQUEST®, its water treatment phosphonates business (“Dequest”) to Thermphos Trading GmbH (“Thermphos”).  Under the terms of the agreement, Thermphos purchased the assets and assumed certain of the liabilities of Dequest for $67 million, subject to a working capital adjustment.  As part of the closing of the sale, affiliated companies of Solutia and Thermphos entered into a ten year lease and operating agreement under which Solutia will continue to operate the Dequest production facility for Thermphos at Solutia’s plant in Newport, Wales, UK.  Solutia does not consider the cash flows generated by the lease and operating agreement to be direct cash flows of Dequest since Solutia has not retained any risk or reward in the business.

Dequest was a component of the Performance Products segment prior to the classification as discontinued operations.  Solutia recorded a gain on the sale of Dequest of $34 million.  Further, Solutia used $53 million of the proceeds from the sale to pay down the DIP credit facility.

4. Supplemental Information – Year-to-Date Results of Operations

Solutia’s net sales for the nine months ended September 30, 2007 increased $476 million, or 23 percent, as compared to the nine months ended September 30, 2006 which resulted from the acquisition of Flexsys, higher gains, and growth in Solutia’s existing businesses.  The acquisition of Flexsys resulted in an increase in net sales of 13 percent.  The remaining 10 percent increase in net sales was a result of higher average selling prices of approximately 4 percent, higher sales volumes of approximately 4 percent, and favorable exchange rate fluctuations of 2 percent.

Operating income increased $81 million for the nine months ended September 30, 2007 as compared to the same period in 2006 due to higher gains, partially offset by higher raw material costs of $60 million. The acquisition of Flexsys, completed in the second quarter of 2007, contributed significantly to the increase in operating income as well as increases in net sales by the other businesses.  Solutia’s policy of utilizing a LIFO inventory methodology results in the recognition of increases in raw materials in the immediate reporting period.  For the nine months ended September 30, 2007 the application of this accounting methodology accounted for $20 million of the $60 million increase in raw materials.

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Schedule of Federal, State and Local Taxes Collected, Withheld or Paid
Month Ended September 30, 2007

		Pre-Petition	Post-Petition	Total
		Amount	Amount	Amount

1.	Gross Salaries and Wages	$0.00	$21,212,435.00	$21,212,435.00

2.	Payroll Taxes Withheld	0.00	5,412,120.09	5,412,120.09

3.	Employer Payroll Tax Contributed	0.00	1,651,985.06	1,651,985.06

4.	Gross Taxable Sales	0.00	686,760.65	686,760.65

5.	Sales Taxes Collected / Use Tax Paid	0.00	377,030.47	377,030.47

6.	Property Taxes Paid	0.00	556,768.19	556,768.19

7.	Other Taxes Paid	0.00	83,580.37	83,580.37

Solutia Inc., et al.,
Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
(Debtors in Possession)

Solutia Chapter 11 Debtors
Schedule of Federal, State and Local Taxes Collected, Withheld or Paid
Month Ended September 30, 2007

Dates and amounts paid to taxing agencies (items 2, 3, 5, 6, 7)

		Pre-Petition	Post-Petition	Total		Item
Debtor Entity	Date	Amount	Amount	Amount	Type of Tax	Number
Solutia Inc.	09/01/07	$0.00	$90,386.83	$90,386.83	Employee Payroll Taxes	2
Solutia Inc.	09/04/07	0.00	22,529.42	22,529.42	Employee Payroll Taxes	2
Solutia Inc.	09/06/07	0.00	75,778.66	75,778.66	Employee Payroll Taxes	2
Solutia Inc.	09/07/07	0.00	171,653.59	171,653.59	Employee Payroll Taxes	2
Solutia Inc.	09/12/07	0.00	103,329.59	103,329.59	Employee Payroll Taxes	2
Solutia Inc.	09/12/07	0.00	177,419.31	177,419.31	Employee Payroll Taxes	2
Solutia Inc.	09/14/07	0.00	2,030,044.35	2,030,044.35	Employee Payroll Taxes	2
Solutia Inc.	09/19/07	0.00	96,084.65	96,084.65	Employee Payroll Taxes	2
Solutia Inc.	09/19/07	0.00	72,670.81	72,670.81	Employee Payroll Taxes	2
Solutia Inc.	09/21/07	0.00	167,783.88	167,783.88	Employee Payroll Taxes	2
Solutia Inc.	09/26/07	0.00	109,730.18	109,730.18	Employee Payroll Taxes	2
Solutia Inc.	09/27/07	0.00	201,294.78	201,294.78	Employee Payroll Taxes	2
Solutia Inc.	09/28/07	0.00	1,892,685.12	1,892,685.12	Employee Payroll Taxes	2
Solutia Inc.	09/01/07	0.00	26,647.91	26,647.91	Employer Payroll Taxes	3
Solutia Inc.	09/04/07	0.00	118.84	118.84	Employer Payroll Taxes	3
Solutia Inc.	09/06/07	0.00	23,400.59	23,400.59	Employer Payroll Taxes	3
Solutia Inc.	09/07/07	0.00	37,627.93	37,627.93	Employer Payroll Taxes	3
Solutia Inc.	09/12/07	0.00	29,622.17	29,622.17	Employer Payroll Taxes	3
Solutia Inc.	09/13/07	0.00	59,016.85	59,016.85	Employer Payroll Taxes	3
Solutia Inc.	09/14/07	0.00	624,069.12	624,069.12	Employer Payroll Taxes	3
Solutia Inc.	09/19/07	0.00	28,103.19	28,103.19	Employer Payroll Taxes	3
Solutia Inc.	09/20/07	0.00	22,781.51	22,781.51	Employer Payroll Taxes	3
Solutia Inc.	09/21/07	0.00	39,082.58	39,082.58	Employer Payroll Taxes	3
Solutia Inc.	09/26/07	0.00	30,866.83	30,866.83	Employer Payroll Taxes	3
Solutia Inc.	09/27/07	0.00	66,098.95	66,098.95	Employer Payroll Taxes	3
Solutia Inc.	09/28/07	0.00	591,271.91	591,271.91	Employer Payroll Taxes	3
CPFilms Inc.	08/31/07	0.00	52,887.44	52,887.44	Sales/Use Tax	5
Solutia Inc.	09/19/07	0.00	324,143.03	324,143.03	Sales/Use Tax	5
CPFilms Inc.	09/13/07	0.00	38,408.40	38,408.40	Property Tax	6
CPFilms Inc.	09/18/07	0.00	932.91	932.91	Property Tax	6
CPFilms Inc.	09/20/07	0.00	141.29	141.29	Property Tax	6
Solutia Inc.	09/14/07	0.00	8,310.07	8,310.07	Property Tax	6
Solutia Inc.	09/13/07	0.00	8,413.40	8,413.40	Property Tax	6
Solutia Inc.	09/04/07	0.00	500,562.12	500,562.12	Property Tax	6
Solutia Inc.	09/21/07	0.00	83,500.00	83,500.00	Excise Tax	7
Solutia Inc.	09/27/07	0.00	40.00	40.00	Hazardous Waste Tax	7
Solutia Inc.	09/10/07	0.00	40.37	40.37	Railcar Tax	7